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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Tesoro Petroleum Corporation on Form S-8 of our report dated February 14, 2003 appearing in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP


San Antonio, Texas
January 30, 2004